M.A. HANNA COMPANY
Suite 36-5000
200 Public Square
Cleveland, Ohio 44114-2304
(216) 589-4000
(216) 489-4200 (Facsimile)

HIGHLY CONFIDENTIAL

VIA TELECOPIER AND OVERNIGHT COURIER

November 2, 1995

The Board of Directors
CIMCO, Inc.
265 Briggs Avenue
Costa Mesa, CA 92626-4555

Dear Madam and Sirs:

We hereby offer to acquire all of the capital stock of CIMCO for $10.50 per share in cash on the following terms and conditions:

1. Subject to the conditions set forth in this letter, Hanna will promptly negotiate with CIMCO a Merger Agreement containing provisions standard in such agreements. After approval of the Merger Agreement by the Boards of Directors of Hanna and CIMCO, Hanna will make a tender offer to acquire all of the outstanding stock of CIMCO (the "Acquisition"). Concurrently with the approval of the Merger Agreement, the CIMCO Board will also approve the Hanna option to acquire in the tender the CIMCO shares owned by Russell T. Gilbert and the CIMCO shares subject to acquisition by exercise of stock options held by Mr. Gilbert, and the amendment of CIMCO's stockholder rights plan to exclude Hanna's transaction from its operation. It is understood that the proposed acquisition is not contingent upon Mr. Gilbert's purchase of the molding division.

2. For purposes of this offer, we have assumed that (a) the Phase 1 environmental audits of CIMCO's properties being prepared for CIMCO will not indicate any actual or potential substantial liabilities, (b) the Respiratory Medical Products business will be sold for a cash consideration of at least $2,568,000, the purchaser will assume trade liabilities relating to the business of no less than $290,000 and CIMCO will not retain any substantial liabilities arising out of that business and (c) the two Corona properties of CIMCO will be sold for at least a gross price of $1,130,000 and $650,000 each and the cash proceeds of the sales will be used to reduce CIMCO's indebtedness and the purchaser of the Corona property now occupied by Compounding Technology, Inc. will enter into a lease with Compounding Technology, Inc. on arms-length, commercial terms.

3. Hanna reserves the right to complete its due diligence investigation and requests delivery of definitive documentation reflecting the audits and transactions referred to in paragraph 2 above.

4. After reviewing the PaineWebber engagement letter dated August 16, 1995, Hanna requests that CIMCO obtain written confirmation from PaineWebber that it agrees that in the event that the transaction described in this letter is consummated, its M&A Advisory Fee will not apply to transactions executed subsequent to the date of acceptance of this letter.

5. For a period of 30 days commencing with the acceptance of this letter subject to customary fiduciary out provisions based upon advice of counsel,
CIMCO will work exclusively with Hanna on the Acquisition and will not directly or indirectly encourage, invite, pursue or take any action to facilitate other offers to purchase CIMCO and/or its subsidiaries or any assets of CIMCO and/or its subsidiaries or effect any other business combination involving CIMCO and/or its subsidiaries. In the event CIMCO shall receive such an offer, it will immediately notify Hanna and provide details of the offer. For a period of one year after the date of this letter CIMCO also agrees to reimburse Hanna for its expenses incurred in connection with the transactions proposed in this letter, not to exceed $500,000, if CIMCO closes an alternative transaction within such year and Hanna has not terminated its participation for a reason other than the fault of CIMCO.

6. From and after the date of receipt of this letter CIMCO agrees to conduct its businesses in the ordinary course consistent with past practice and will grant Hanna the right to review and veto any disposal or acquisition of stock or assets having a value in excess of $500,000 proposed to be made after the acceptance of this letter which veto rights shall not be used unreasonably.

7. CIMCO will not make any press release, announcement, report, disclosure, or filing with respect to the transaction described in this letter without the prior written consent of Hanna, except as required by law based on the advice of counsel.

8. Closing of the Acquisition transaction described in this letter is subject among other things to:

     - Approval by the governmental agencies and regulatory authorities; and

     - the absence at the time of the Acquisition of any environmental, health, safety, product or other liabilities known to CIMCO's management which, if realized, would have a material adverse affect on the financial condition of CIMCO.

9. It is the intention of Hanna, and by signing this letter CIMCO acknowledges that it is CIMCO's intention as well, that this letter and any actions of the parties with respect hereto, not be deemed to constitute legally binding obligations except with respect to the matters described in paragraphs 5, 6 and 7 above, or an obligation or commitment to enter into any definitive agreements. Any legal obligations binding upon the parties hereto with respect to the transactions described in this letter, except with respect to paragraphs 5, 6 and 7 above, is subject to, and shall exist only upon the due execution and delivery of the definitive agreements with respect to such transactions, and all obligations and rights of the parties hereto (except as aforesaid) shall be governed by such agreements.

Your signature below shall indicate your intentions and obligations with respect to the matters discussed above; please return a fully signed copy to us. Upon your execution of this letter, we will deliver to you a draft Merger Agreement which we have already prepared.

If we have not received a fully signed copy of this letter by 5:00 p.m. EST on Friday, November 3, 1995, this offer will expire and the intentions stated in this letter shall be null and void.

Whether or not you elect to accept this letter, please be kind enough to provide a written response.

Very truly yours,

M. A. HANNA COMPANY

/s/ Martin D. Walker
---------------------------------------------
Martin D. Walker
Chairman and Chief Executive Officer

cc: PaineWebber, Incorporated, Attention: G.R. Brundage

Accepted this 3rd day of
November, 1995.

CIMCO, Inc.

/s/ Russell T. Gilbert
---------------------------------------------
Russell T. Gilbert
President and Chief Executive Officer

M.A. HANNA COMPANY
Suite 36-5000
200 Public Square
Cleveland, Ohio 44114-2304
(216) 589-4000
(216) 589-4200 (Facsimile)

HIGHLY CONFIDENTIAL

December 15, 1995

The Board of Directors
CIMCO, Inc.
265 Briggs Avenue
Costa Mesa, CA 92626-4555

Attention: Mr. Russell T. Gilbert
       President and Chief Executive Officer

Dear Madam and Sirs:

Please reference our letter dated November 2, 1995 to you, accepted by CIMCO, Inc. on November 3, 1995, as amended by our letters dated December 4, 1995 and December 11, 1995.

This will confirm our agreement reached today to amend the first sentence of paragraph 5 of the letter to extend the period of exclusivity to and including December 22, 1995. All other provisions of the November 2, 1995 letter shall remain in full force and effect.

Your signature below shall indicate your obligations with respect to the matters discussed above; please return a fully signed copy to us.

Thank you.

Very truly yours,

M. A. HANNA COMPANY

/s/ John S. Pyke, Jr.
---------------------------------------------
John S. Pyke, Jr.
Vice President, General Counsel and Secretary

Accepted this 15th day of
December, 1995.

CIMCO, Inc.

/s/ Russell T. Gilbert
---------------------------------------------
Russell T. Gilbert
President and Chief Executive Officer

M.A. HANNA COMPANY
Suite 36-5000
200 Public Square
Cleveland, Ohio 44114-2304
(216) 589-4000
(216) 589-4200 (Facsimile)

HIGHLY CONFIDENTIAL

December 11, 1995

The Board of Directors
CIMCO, Inc.
265 Briggs Avenue
Costa Mesa, CA 92626-4555

Attention: Mr. Russell T. Gilbert
       President and Chief Executive Officer

Dear Madam and Sirs:

Please reference our letter dated November 2, 1995 to you, accepted by CIMCO, Inc. on November 3, 1995, as amended by our letter dated December 4, 1995.

This will confirm our agreement reached today to amend the first sentence of paragraph 5 of the letter to extend the period of exclusivity to and including December 15, 1995. All other provisions of the November 2, 1995 letter shall remain in full force and effect.

Your signature below shall indicate your obligations with respect to the matters discussed above; please return a fully signed copy to us.

Thank you.

Very truly yours,

M. A. HANNA COMPANY

/s/ Michael S. Duffey
---------------------------------------------
Michael S. Duffey
Vice President, Chief Financial Officer and Treasurer

Accepted this 11th day of
December, 1995.

CIMCO, Inc.

/s/ Russell T. Gilbert
---------------------------------------------
Russell T. Gilbert
President and Chief Executive Officer

M.A. HANNA COMPANY
Suite 36-5000
200 Public Square
Cleveland, Ohio 44114-2304
(216) 589-4000
(216) 589-4200 (Facsimile)

HIGHLY CONFIDENTIAL

December 4, 1995

The Board of Directors
CIMCO, Inc.
265 Briggs Avenue
Costa Mesa, CA 92626-4555

Attention: Mr. Russell T. Gilbert
       President and Chief Executive Officer

Dear Madam and Sirs:

Please reference our letter dated November 2, 1995 to you, accepted by CIMCO, Inc. on November 3, 1995.

This will confirm our agreement reached on December 1, 1995 to amend the first sentence of paragraph 5 of the letter to extend the period of exclusivity to and including December 11, 1995. All other provisions of the November 2, 1995 letter shall remain in full force and effect.

Your signature below shall indicate your obligations with respect to the matters discussed above; please return a fully signed copy to us.

Thank you.

Very truly yours,

M. A. HANNA COMPANY

/s/ John S. Pyke, Jr.
---------------------------------------------
John S. Pyke, Jr.
Vice President, General Counsel and Secretary

Accepted this 4th day of
December, 1995.

CIMCO, Inc.

/s/ Russell T. Gilbert
---------------------------------------------
Russell T. Gilbert
President and Chief Executive Officer